Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Autostrada Motors, Inc. (the “Registrant”) on Form 10-KSB for the year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), We, Douglas W. Fry, President and director and Travis T. Jenson, Secretary, Treasurer, CFO and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	03/29/06	By:	/s/Douglas W. Fry
Douglas W. Fry, President and Director

Date:	03/29/06	By:	/s/Travis T. Jenson
Travis T. Jenson, Secretary, Treasurer, CFO and Director